Exhibit 1.1

FIRST SUPPLEMENTAL SUBORDINATED INDENTURE

dated as of May 3, 2007

among

TRANSCANADA PIPELINES LIMITED,
Issuer,

TRANSCANADA CORPORATION,
with respect to certain provisions

and

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK,
Trustee

TABLE OF CONTENTS

		Page
ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions of Terms	2

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.	Designation and Principal Amount	12
Section 2.02.	Maturity	13
Section 2.03.	Form and Payment	13
Section 2.04.	Interest	14

ARTICLE 3
REDEMPTION OF THE NOTES

Section 3.01.	Optional Redemption	16
Section 3.02.	Redemption Procedure for Notes	17
Section 3.03.	Payment of Securities Called for Redemption	17
Section 3.04.	No Sinking Fund	18

ARTICLE 4
OPTIONAL DEFERRAL OF INTEREST

Section 4.01.	Optional Deferral of Interest	18
Section 4.02.	Notices of Deferral	19

ARTICLE 5
EVENTS OF DEFAULT

Section 5.01.	Events of Default	19

ARTICLE 6
COVENANTS

Section 6.01.	Certain Restrictions During Optional Deferral Periods	20
Section 6.02.	Obligation to Effect Certain Sales of APM Qualifying Securities; Alternative Payment Mechanism	22
Section 6.03.	Payment of Expenses	26
Section 6.04.	Payment upon Resignation or Removal	26

ARTICLE 7
SUBORDINATION

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Section 7.01.	Agreement to Subordinate	26
Section 7.02.	Liquidation; Dissolution; Bankruptcy	26
Section 7.03.	Default on Senior Indebtedness	27
Section 7.04.	When Distribution Must Be Paid Over	27
Section 7.05.	Subrogation	27
Section 7.06.	Relative Rights	28
Section 7.07.	Rights of the Trustee; Holders of Senior Indebtedness	28
Section 7.08.	Subordination May Not Be Impaired	29
Section 7.09.	Distribution	29
Section 7.10.	Authorization to Effect Subordination	29

ARTICLE 8
NOTICE

Section 8.01.	Notice by the Company	29

ARTICLE 9
FORM OF NOTES

Section 9.01.	Form of Notes	30

ARTICLE 10
ORIGINAL ISSUE OF NOTES

Section 10.01.	Original Issue of Notes	38

ARTICLE 11
LIMITATION ON CLAIMS

Section 11.01.	Limitation on Claim for Deferred Interest	39

ARTICLE 12
MISCELLANEOUS

Section 12.01.	Ratification of Indenture	39
Section 12.02.	Trustee Not Responsible for Recitals; Concerning the Calculation Agent	39
Section 12.03.	Governing Law	39
Section 12.04.	Separability	40
Section 12.05.	Counterparts	40
Section 12.06.	TransCanada Corporation	40
Section 12.07.	Jury Trial Waiver	40

ii

FIRST SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of May 3, 2007 (the “First Supplemental Subordinated Indenture”), among TransCanada PipeLines Limited, a corporation organized under the laws of Canada (the “Company”), TransCanada Corporation, a corporation organized under the laws of Canada (“TCC,” solely to the extent necessary to be bound under those provisions in which it is expressly named), and The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), supplementing the Amended and Restated Subordinated Debt Indenture, among the Company and the Trustee, dated as of November 30, 2000 (the “Base Indenture”).

WHEREAS, the Company executed and delivered the Base Indenture to provide for the future issuance of the Company’s subordinated unsecured debentures, notes or other evidences of subordinated indebtedness, to be created and issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture and this First Supplemental Subordinated Indenture (together, the “Subordinated Indenture”), the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.350% Junior Subordinated Notes due 2067 (the “Notes”), which shall be in the form of junior subordinated notes, with specific terms and provisions, the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Subordinated Indenture;

WHEREAS, TCC has duly authorized the execution and delivery of this First Supplemental Subordinated Indenture to provide for certain agreements of TCC in relation to the Notes as provided for herein; and all acts necessary to make this First Supplemental Subordinated Indenture a valid agreement of TCC, in accordance with its terms, have been performed; and,

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Subordinated Indenture, and all requirements necessary to make this First Supplemental Subordinated Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Subordinated Indenture has been duly authorized in all respects:

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, each of the Company (and TCC with respect to those provisions in which it is expressly named) covenants and agrees with the Trustee as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.                         Definitions of Terms. Unless the context otherwise requires:

(a)                                  a term not defined herein that is defined in the Base Indenture has the same meaning when used in this First Supplemental Subordinated Indenture;

(b)                                 the definition of any term in this First Supplemental Subordinated Indenture that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture with respect to the Notes;

(c)                                  a term defined anywhere in this First Supplemental Subordinated Indenture has the same meaning throughout;

(d)                                 the singular includes the plural and vice versa;

(e)                                  headings are for convenience of reference only and do not affect interpretation;

(f)                                    the following terms have the meanings given to them in this Section 1.01(f):

“Additional Amounts” has the meaning provided in Section 2.04(k) hereof.

“Alternative Payment Mechanism” has the meaning provided in Section 6.02(a) hereof.

“APM Qualifying Securities” means, subject to Section 6.02(c) hereof: (i) the Company’s or TCC’s Qualifying Non-Cumulative Perpetual Preferred Shares; and (ii) TCC’s Common Shares and Qualifying Warrants and, if the Company becomes Publicly Traded or if TCC’s obligations have been earlier terminated pursuant to Section 12.06 hereof, the Company’s Common Shares and Qualifying Warrants.

“Base Indenture” has the meaning set forth in the preamble of this First Supplemental Subordinated Indenture.

“Business Combination” means any transaction that is subject to Section 9.1 of the Base Indenture.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City.

“Calculation Agent” means, initially, the Trustee.

“Canadian Taxes” has the meaning provided in Section 2.04(k) hereof.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred shares, but excluding any debt securities convertible into such equity.

“Commercially Reasonable Efforts” means commercially reasonable efforts on the part of the Company and TCC to complete the offer and sale of APM Qualifying Securities to third parties that are not subsidiaries of the Company or TCC in public offerings or private placements, provided that the Company and TCC will be deemed to have made such Commercially Reasonable Efforts during a Market Disruption Event regardless of whether the Company or TCC makes any offers or sales during such Market Disruption Event. For the avoidance of doubt, (i) neither the Company nor TCC will be considered to have made such Commercially Reasonable Efforts to effect a sale of APM Qualifying Securities if either determines to not pursue or complete such sale solely due to pricing, dividend rate or dilution considerations and (ii) until such time as the Company becomes Publicly Traded, the Company shall have no obligation to sell its Common Shares or Qualifying Warrants except in the event TCC’s obligations have been earlier terminated pursuant to Section 12.06 hereof.

“Common Share and Warrant Issuance Cap” has the meaning provided in Section 6.02(b)(iii) hereof.

“Common Shares” of the Company or TCC means the relevant issuer’s common shares in its Capital Stock (including treasury shares), including common shares issued pursuant to any dividend reinvestment plan or employee benefit plans of such issuer, a security of such issuer, ranking upon its liquidation, dissolution or winding up junior to such issuer’s Qualifying Non-Cumulative Perpetual Preferred Shares and pari passu with its common shares, that tracks the performance of, or relates to the results of, a business, unit or division of such issuer, and any securities issued in exchange therefor in connection with a merger, consolidation, share exchange, Business Combination, recapitalization or other similar event.

“Company” has the meaning set forth in the preamble of this First Supplemental Subordinated Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Base Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor under the Notes.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a term comparable to the period from the Redemption Date to May 15, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term comparable to such period.

“Comparable Treasury Price” means, with respect to a Redemption Date (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Compounded Interest” means accrued and unpaid interest on the Notes, together with interest thereon, to the extent permitted by applicable law, compounded semi-annually or quarterly, as applicable, at the then applicable Coupon Rate.

“Continuing Director” means a director who was a director of the Company or TCC, as applicable, at the time the definitive agreement relating to the applicable transaction was approved by the Company’s or TCC’s, as applicable, board of directors.

“Contribution Obligation” has the meaning provided in Section 6.02(a) hereof.

“Coupon Rate” means the Fixed Rate during the Fixed Rate Period and the Floating Rate during the Floating Rate Period.

“Current Interest Payment Date” has the meaning provided in Section 6.02(a)(ii) hereof.

“Current Stock Market Price” of the Company’s or TCC’s Common Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if such issuer’s Common Shares are not then listed on the New York Stock Exchange, as reported by the Toronto Stock Exchange or the principal U.S. securities exchange on which such issuer’s Common Shares are traded. If such issuer’s Common Shares are not listed on the Toronto Stock Exchange or on any U.S. securities exchange on the relevant date, the “Current Stock Market Price” shall mean the last quoted bid price for such issuer’s Common Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.  If such issuer’s Common Shares are not so quoted, the “Current Stock Market Price” shall mean the average of the mid-point of the last bid and ask prices for such issuer’s Common Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Deferral Period” has the meaning provided in Section 6.01(a) hereof.

“Depositary”, with respect to the Notes, means The Depository Trust Company or any successor clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Holder” has the meaning provided in Section 2.04(k) hereof.

“Fifth Deferral Anniversary” has the meaning provided in Section 6.02(a)(i) hereof.

“First Supplemental Subordinated Indenture” has the meaning set forth in preamble of this First Supplemental Subordinated Indenture.

“Fixed Rate” means the rate of interest on the Notes during the Fixed Rate Period as provided in Section 2.04(a) hereof.

“Fixed Rate Period” means the period from, and including, the date of initial issuance of the Notes to, but excluding, May 15, 2017 or earlier redemption.

“Floating Rate” means the rate of interest on the Notes during the Floating Rate Period as provided in Section 2.04(d) hereof.

“Floating Rate Period” means the period from, and including, May 15, 2017 to, but excluding, the Maturity Date or earlier redemption.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve System Board of Governors, available through the Board of Governors of the Federal Reserve System’s website at http://www.federalreserve.gov/releases/H15/ or any successor site or publication.

“Intent-Based Replacement Disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Exchange Act, prior to or contemporaneously with the issuance of such securities, to redeem or repurchase such securities only with the proceeds of replacement securities that (i) have terms and provisions that would have equal or greater rating agency equity credit as the securities then being redeemed or repurchased, at the time of redemption or repurchase and (ii) are raised within 180 days prior to the applicable redemption or repurchase date.

“Interest Payment Date” means (i) up to, and including,  May 15, 2017, each May 15 and November 15, commencing November 15, 2007; and (ii) after May 15, 2017, each February 15, May 15, August 15 and November 15, commencing August 15, 2017; provided that if any such day from, and including, May 15, 2017 is not a Business Day, then the Interest Payment Date shall be the immediately succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, then such Interest Payment Date will be the immediately preceding Business Day.

“Interest Payment Period” means the semi-annual or quarterly period, as applicable, from and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be determined from, and including, the date of initial issuance of the Notes (subject to Section 2.01) to, but excluding, November 15, 2007.

“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of an Interest Payment Period in the Floating Rate Period.

“London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Make-Whole Rate” means the Treasury Rate plus (i) in the case of a redemption of the Notes in whole, but not in part, upon the occurrence of a Tax Event or a Rating Agency Event, 50 basis points, and (ii) in any other case, 30 basis points.

“Make-Whole Redemption Amount” means the sum of the present value of (i) the aggregate principal amount outstanding of the Notes discounted from the Interest Payment Date falling on May 15, 2017 to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Make-Whole Rate, and (ii) the present values of scheduled semi-annual interest payments from the Redemption Date through and including the Interest Payment Date on May 15, 2017, each discounted from such Interest Payment Date to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Make-Whole Rate, plus any accrued and unpaid interest, together with any Compounded Interest to the Redemption Date, as calculated by the Calculation Agent.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(i)                                     trading in securities generally, or the Company’s or TCC’s securities specifically, on the New York Stock Exchange or any other national securities exchange or on the Toronto Stock Exchange, or in the over-the-counter market on which the Company’s or TCC’s common shares are then listed or traded is suspended or the settlement of such trading generally is materially disrupted or minimum prices are established on any such exchange or market by the Commission, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction and such suspension, disruption, or the establishment of such minimum price, has a material adverse effect on trading in, and the issuance and sale of, the Company’s or TCC’s Common Shares;

(ii)                                  the Company or TCC would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities pursuant to the Alternative Payment Mechanism and that consent or approval has not yet been obtained notwithstanding the Company’s and TCC’s commercially reasonable efforts to obtain such consent or approval;

(iii)                               a banking moratorium occurs or has been declared by any of the federal or state authorities of the United States or any of the federal or provincial authorities of Canada such that market trading in the APM Qualifying Securities is materially disrupted or has ceased;

(iv)                              a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States or Canada such that market trading in the APM Qualifying Securities is materially disrupted or has ceased;

(v)                                 the United States or Canada shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or Canada,

there shall have been a declaration of a national emergency or war by the United States or Canada or there shall have occurred any other national or international calamity or crisis such that market trading in the APM Qualifying Scurities is materially disrupted or has ceased;

(vi)                              there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States or Canada shall be such that trading in the APM Qualifying Securities is materially disrupted or has ceased;

(vii)                           an event occurs and is continuing as a result of which the offering document for such offer and sale of APM Qualifying Securities would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (1) the disclosure of that event at such time, in the Company’s reasonable judgment, is not otherwise required by law and would have a material adverse effect on its business or (2) the disclosure relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period contemplated by this paragraph (vii) may exceed ninety (90) consecutive days and multiple suspension periods contemplated by this paragraph (vii) may not exceed an aggregate of 180 days in any 360-day period; or

(viii)                        the Company reasonably believes that the offering document for the offer and the sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission or Canadian securities regulatory authorities (for reasons other than those described in paragraph (vii) above) and the Company determines that it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (viii) shall exceed ninety (90) consecutive days and multiple suspension periods contemplated by this paragraph (viii) shall not exceed an aggregate of 180 days in any 360-day period.

“Maturity Date” means the date on which the Notes mature as specified in Section 2.02 hereof and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest.

“Notes” has the meaning set forth in the recitals of this First Supplemental Subordinated Indenture.

“Optional Deferral” has the meaning provided in Section 4.01(a) hereof.

“Optional Deferral Period” has the meaning provided in Section 4.01(a) hereof.

“Optionally Deferred Interest” has the meaning provided in Section 4.01(a) hereof.

“Other Covenant Default” has the meaning provided in Section 5.01(b) hereof.

“Other Covenant Default Notice” has the meaning provided in Section 5.01(c) hereof.

“Par Redemption Amount” means a cash redemption price of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, together with any Compounded Interest, on such Notes to the Redemption Date.

“Pari Passu Securities” has the meaning provided in Section 6.01(a) hereof.

“Paying Agent” means the Trustee, as paying agent with respect to the Notes, unless otherwise designated pursuant to the Base Indenture.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies:  (a) rights in favor of the holders of securities to elect one or more of the Company’s or TCC’s directors (as applicable) and (b) complete or partial prohibitions on the Company’s or TCC’s payment of Restricted Distributions on or repurchasing common shares or other securities that rank equally with or junior as to Restricted Distributions to such securities for so long as Restricted Distributions on such securities, including unpaid Restricted Distributions, remain unpaid.

“Preferred Share Issuance Cap” has the meaning provided in Section 6.02(b)(ii) hereof.

“Primary Treasury Dealer” means (i) Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and (ii) any additional primary U.S. government securities dealers in New York City selected by the Company and its successors.

“Publicly Traded” means, with respect to the Company, that the Company’s Common Shares have been listed for trading on a national securities exchange or on the Toronto Stock Exchange or are traded in a public over-the-counter market.

“Qualifying Non-Cumulative Perpetual Preferred Shares” means the Company’s or TCC’s non-cumulative perpetual preferred shares, which rank pari passu with or junior to other preferred shares of the issuer, that (i) contain only Permitted Remedies and (ii)(a) are subject to Intent-Based Replacement Disclosure and have a provision that prohibits distribution upon the issuer’s failure to satisfy one or more financial tests set forth in the terms of the preferred shares or (b) are subject to a Replacement Capital Covenant.

“Qualifying Warrants” means net share settled warrants to purchase the Company’s or TCC’s Common Shares that (i) have an exercise price greater than the Current Stock Market Price of the relevant issuer’s Common Shares as of their date of issuance; and (ii) neither the Company nor TCC, nor any of their respective Subsidiaries, is entitled to redeem for cash and the holders are not entitled to require the Company or TCC or any of their Subsidiaries to repurchase for cash in any circumstances.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Rating Agency” is any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act, that on the initial issue date of the Notes, publishes a rating for the Company.

“Rating Agency Event” means the determination by the Company of a change by any Rating Agency in the equity credit criteria for securities such as the Notes, resulting in a lower equity credit to the Company than the equity credit assigned by such Rating Agency to the Notes on their issue date.

“Redemption Date,” with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to the Subordinated Indenture.

“Reference Treasury Dealer” means a Primary Treasury Dealer; provided, however, that if any of the Primary Treasury Dealers ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registered Security” means any Security in the form established pursuant to Section 9.01 hereof which is registered as to principal and interest in the Security register.

“Replacement Capital Covenant” means an agreement by the issuer of Qualifying Non-Cumulative Perpetual Preferred Shares not to (or, if the securities’ issuer is not a reporting company under the Exchange Act, an agreement by a company that is, at the time it enters into such covenant, a reporting company under the Exchange Act, to cause such issuer not to), for the benefit of Persons that buy, hold or sell a specified series of such issuer’s long-term Indebtedness ranking senior to the Qualifying Non-Cumulative Perpetual Preferred Shares repay, redeem or purchase the Qualifying Non-Cumulative Perpetual Preferred Shares except out of the proceeds of specified replacement securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date.

“Restricted Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not subsidiaries of the Company or TCC.

“Reuters Page LIBOR01” means the display page so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means, with respect to the Notes, principal of, and interest and premium, if any, on the following:

(i)                                     all of the Company’s Indebtedness, whether outstanding on the date of the issuance of the Notes or thereafter created, incurred or assumed, which is for money borrowed (including, without limitation, subordinated Indebtedness (except Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the Notes), trust preferred securities of statutory trusts and related subordinated debentures and the Company’s 8.25% Preferred Securities due October 1, 2047), or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

(ii)                                  all of the Company’s obligations under leases required or permitted to be capitalized under generally accepted Canadian accounting principles;

(iii)                               all of the Company’s obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(iv)                              all of the Company’s obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (excluding obligations described in the clauses (i) through (iii) above) entered into in the ordinary course of business to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by the Company of a demand for reimbursement following payment on the letter of credit);

(v)                                 any Indebtedness of others of the kinds described in clauses (i) through (iv) above for the payment of which the Company is responsible or liable as guarantor or otherwise;

(vi)                              all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any of the Company’s properties or assets (whether or not such obligation is assumed by the Company), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(vii)                           amendments, modifications, renewals, extensions, deferrals and refundings of any of the types of Indebtedness described in clauses (i) through (vi) above.

Notwithstanding anything to the contrary in the foregoing provisions of this definition, Senior Indebtedness shall not include (1) Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, (2) any Indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the Notes and (3) obligations owed by the Company to its subsidiaries.

“Share Cap Amount” has the meaning provided in Section 6.02(b)(vii) hereof.

“Subordinated Indenture” has the meaning set forth in the recitals of this First Supplemental Subordinated Indenture.

“Tax Event” means, with respect to the Notes, the receipt by the Company of an opinion of counsel, rendered by a law firm with experience in such matters, to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of Canada or any political subdivision or taxing authority thereof or therein, (ii) any official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision interpreting or applying such laws or regulations, or (iii) a threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment or change is effective or which pronouncement or decision is announced or which challenge occurs on or after the date hereof, there is more than an insubstantial increase in the risk that (1) interest accruing or payable by the Company on the Notes is not or, at any time subsequent to the Company’s receipt of such opinion, will not be, wholly deductible by the Company for Canadian income tax purposes or (2) the Company could become liable to pay on the next Interest Payment Date any Additional Amounts (which are more than a de minimis amount).

“TCC” has the meaning set forth in the preamble of this First Supplemental Subordinated Indenture.

“3-Month LIBOR,” with respect to an Interest Payment Period during the Floating Rate Period, means the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the relevant LIBOR Determination Date.

If 3-Month LIBOR cannot be determined for an Interest Payment Period as described above, the Company will select four major banks in the London interbank market.  The Company will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the LIBOR Determination Date for such Interest Payment Period to the Company and the Calculation Agent, and if the Calculation Agent is then not the Trustee, to the Trustee.  These quotations will be for deposits in U.S. dollars for a three-month period.  Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.

If two or more quotations are provided, “3-Month LIBOR” for such Interest Payment Period will be the arithmetic mean of the quotations.  If fewer than two quotations are provided, the Company will select three offered rates quoted by three major banks in New York City on the LIBOR Determination Date for such Interest Payment Period.  The rates quoted will be for loans in U.S. dollars for a three-month period.  Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. dollars in the market at the time.  If fewer than three New York City banks selected by the Company are quoting rates, “3-Month LIBOR” for the applicable Interest Payment Period will be the same as for the immediately preceding Interest Payment Period or, if the immediately preceding Interest Payment Period is an Interest Payment Period during the Fixed Rate Period, the same as for the most recent quarter for which 3-Month LIBOR can be determined.

“Treasury Rate” means the yield, under the heading that represents the average for the week immediately prior to the Redemption Date, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the end of the relevant Interest Payment Period, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month). If such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, “Treasury Rate” means the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.  The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Trustee”, with respect to the Notes, has the meaning set forth in the preamble of this First Supplemental Subordinated Indenture until a successor Trustee shall have become such with respect to the Notes pursuant to the applicable provisions of the Base Indenture, and thereafter “Trustee” shall, with respect to the Notes, mean such successor Trustee.

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01.                         Designation and Principal Amount.

(a)  There is hereby established, pursuant to Section 2.1 of the Base Indenture, a series of Securities designated the 6.350% Junior Subordinated Notes due 2067, which shall be in the form of junior subordinated notes issued by the Company under the Base Indenture as supplemented by this First Supplemental Subordinated Indenture, initially limited in aggregate principal amount to $1,000,000,000 which amount shall be as set forth in any Issuer Order for the authentication and delivery of Notes pursuant to Section 2.4 of the Base Indenture.

(b)                                 The Company may, from time to time, subject to compliance with any other applicable provisions of this First Supplemental Subordinated Indenture but without the consent of the holders of Notes, create and issue pursuant to this First Supplemental Subordinated Indenture an unlimited principal amount of additional Notes (in excess of any amounts theretofore issued) having the same terms and conditions to those of the other outstanding Notes, except that any such additional Notes (i) may have a different issue date and issue price from other outstanding Notes and (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Notes. Such additional Notes shall constitute part of the same series of Notes hereunder, unless any such adjustment pursuant to this Section 2.01(b) shall cause such additional Notes to constitute, as determined pursuant to an Opinion of Counsel, a different class of Securities than the original series of Notes for U.S. federal income tax purposes.

Section 2.02.                         Maturity.  The Maturity Date will be May 15, 2067.  Notwithstanding the preceding sentence, in the event that the Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding day which is a Business Day, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Maturity Date to such next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, then the Maturity Date will be the immediately preceding day which is a Business Day.

Section 2.03.                         Form and Payment.  (a)  Except as provided in the Base Indenture, the Notes shall be issued as fully registered Securities in global form in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and the Company shall execute and the Trustee shall, in accordance with this Section, authenticate and deliver one or more Registered Securities in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Notes issued and not yet cancelled, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:  “Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

(b)                                 Unless and until it is exchanged in whole or in part for Notes in the form of definitive Registered Global Securities, a Registered Global Security representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(c)                                  Upon the exchange of any Notes in the form of a Registered Global Security for definitive Registered Securities, such Registered Global Security shall be cancelled by the Trustee or an agent of the Company or the Trustee.  The definitive Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.03 shall be registered in such names and in denominations of $2,000 and integral multiples of $1,000 in excess thereof, bearing identical terms as the Registered Security they replace, as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such definitive Registered Securities to or as directed by the Persons in whose names such definitive Registered Securities are so registered.

(d)                                 All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Subordinated Indenture, as the Notes surrendered upon such transfer or exchange.

(e)                                  Principal and interest on the Notes issued in the form of definitive Registered Securities will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security register.

Section 2.04.                         Interest.  (a)  From, and including, the date of issuance to, but excluding, May 15, 2017 or earlier Redemption Date, the Notes will bear interest, accruing from the date of initial issuance, at the per annum rate of 6.350% (the “Fixed Rate”), payable semi-annually in arrears on each Interest Payment Date in respect of an Interest Payment Period during the Fixed Rate Period.

(b)                                 The amount of interest payable on any Interest Payment Date or Redemption Date in respect of an Interest Payment Period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months and will include interest accrued from, and including, the last scheduled Interest Payment Date for which interest has been paid or duly provided for (or, if none, the issue date) to, but excluding, the scheduled Interest Payment Date or Redemption Date, as the case may be. Interest calculated for any period less than a 30-day month will be calculated based on the actual number of days elapsed in such month.

(c)                                  In the event that any Interest Payment Date during the Fixed Rate Period is not a Business Day, payment of the interest payable on such Interest Payment Date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay).

(d)                                 From, and including May 15, 2017 to, but excluding, the Maturity Date or earlier Redemption Date, the Notes will bear interest at the per annum rate of 3-Month LIBOR plus a margin equal to 2.21% (the “Floating Rate”), payable quarterly in arrears on each Interest Payment Date in respect of an Interest Payment Period during the Floating Rate Period.

(e)                                  The Calculation Agent will calculate the applicable Floating Rate and the amount of interest payable on each quarterly Interest Payment Date relating to an Interest Payment Period during the Floating Rate Period.  Promptly upon such determination, the Calculation Agent will notify the Company and, if the Trustee is not then serving as the Calculation Agent, the Trustee, of the Floating Rate for the new quarterly Interest Payment Period.  The Floating Rate determined by the Calculation Agent, absent manifest error, will be binding and conclusive on the Company and the Holders of the Notes and the Trustee.

(f)                                    Interest payments during the Floating Rate Period will include accrued interest from and including the last date in respect of which interest has been duly paid or provided for to, but not including, the next succeeding Interest Payment Date, the Redemption

Date or the Maturity Date, as the case may be.  The amount of interest payable will be computed on the basis of a 360-day year and the actual number of days elapsed in each quarterly Interest Payment Period.

(g)                                 All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one-hundred-thousandth of a percentage point.

(h)                                 Otherwise than in connection with the maturity or early redemption of the Notes or the payment in whole or in part of deferred or overdue interest on the Notes, interest on the Notes may be paid only on an Interest Payment Date (except as provided for under Section 2.04(c)).

(i)                                     To the extent permitted by applicable law, interest not paid when due hereunder, including, without limitation, all Optionally Deferred Interest, will accrue and compound semi-annually (during the Fixed Rate Period) or quarterly (during the Floating Rate Period) at the applicable Coupon Rate on each Interest Payment Date until paid (except as provided for under Section 2.04(c)).  References to “interest” in the Base Indenture and this First Supplemental Subordinated Indenture include references to such Compounded Interest.

(j)                                     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Notes are registered at the close of business on the day immediately preceding the Interest Payment Date; provided, that in the event the Notes will not continue to remain in book-entry form or are not in the form of a global certificate, the Company will have the right to select record dates, which will be at least one Business Day before an Interest Payment Date.

(k)                                  All payments made by or on behalf of the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, “Canadian Taxes”), unless the Company is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Notes, the Company will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder of Notes would have received if such Canadian Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder of Notes (an “Excluded Holder”) in respect of a beneficial owner (i) with which the Company does not deal at arm’s length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment, (ii) which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in, the rate of deduction or withholding of, such Canadian Taxes or (iii) which is subject to such Canadian Taxes by reason of its carrying on business in or being connected with Canada or any province or territory thereof otherwise than by the mere holding of Notes or the receipt of payments thereunder.  The Company will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law.  The Company will pay all taxes, interest and other liabilities which arise by virtue of any failure by it to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law.  The Company will furnish to the Holders of the Notes original tax receipts evidencing such payments by the Company.  The original receipts will be furnished to the Holders of the Notes by the later of (i) ninety (90) days following the end of the calendar year in which the Canadian Taxes are due pursuant to applicable law or (ii) in the case of any failure by the Company to withhold, deduct and remit to the relevant authority on a timely basis, within thirty (30) days following notification by a Canadian governmental authority that such Canadian Taxes are due pursuant to applicable law.

(l)                                     Promptly following the Company becoming aware that the Company will be obligated to pay Additional Amounts with respect to a payment hereunder, the Company will deliver to the Trustee and to any Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable such Trustee or Paying Agent, as the case may be, to pay such Additional Amounts to Holders or beneficial owners of Notes (other than any Excluded Holder) on the payment date. Except in respect of the provisions of Article 10 of the Base Indenture insofar as they relate to defeasance, references in the Subordinated Indenture to interest, principal or other payments made or to be made by the Company with respect to the Notes shall be deemed also to refer to any Additional Amounts that may be payable in respect thereof.

ARTICLE 3
REDEMPTION OF THE NOTES

Article 12 of the Base Indenture shall be superseded by this Article 3 with respect to the Notes.

Section 3.01.                         Optional Redemption.

(a)                                  The Company shall have the right, at its option, to redeem the Notes for cash, in whole or in part, on and after May 15, 2017, at a cash redemption price equal to the Par Redemption Amount; provided that if the Notes are not redeemed in whole, at least $50,000,000 aggregate principal amount of the Notes (excluding any of the Notes held by the Company or any of its Affiliates) remains outstanding after giving effect to such redemption.

(b)                                 Prior to May 15, 2017, the Company shall have the right, at its option, for any reason to redeem the Notes in whole or in part, at a cash redemption price equal to the greater of (i) the Par Redemption Amount and (ii) the Make-Whole Redemption Amount; provided that if the Notes are not redeemed in whole, at least $50,000,000 aggregate principal amount of the Notes (excluding any of the Notes held by the Company or any of its affiliates) remains outstanding after giving effect to such redemption.

(c)                                  Prior to May 15, 2017, the Company shall have the right, at its option, upon the occurrence of a Tax Event or a Rating Agency Event to redeem the Notes in whole, but not in part, at a cash redemption price equal to the greater of (i) the Par Redemption Amount and (ii) the Make-Whole Redemption Amount.

(d)                                 With respect to any redemption of Notes as a result of a Tax Event, the Redemption Date will be within 180 days following the occurrence of such Tax Event; provided, however, that if at that time the Company is able to eliminate, within the 180-day period, the Tax Event by taking some ministerial action (such as making an election or filing a form) that has no adverse effect on the Company or the Holders of the Notes, the Company will pursue such action in lieu of redemption.  The Company will have no right or obligation to redeem the Notes while pursuing such measure.

Section 3.02.                             Redemption Procedure for Notes.  The Company will mail, or cause the Trustee to mail, notice of every redemption of Notes by first class mail, postage prepaid, addressed to the Holders of record of the Notes to be redeemed at such Holder’s respective last address appearing on the Security register.  Any redemption pursuant to this Article 3 will be made upon not less than fifteen (15) days nor more than sixty (60) days notice before the Redemption Date to the registered Holders of the Notes.  If the Notes are to be redeemed in part pursuant to Section 3.01, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee that the Trustee shall deem fair and appropriate.  Any notice mailed as provided in this Section 3.02 shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of the Notes designated for redemption shall not affect the validity of the proceedings for the redemption of any other Notes.  Each such notice given to a Holder shall state:  (i) the Redemption Date; (ii) the applicable redemption price ; (iii) that the Notes are being redeemed pursuant to the Subordinated Indenture or the terms of the Notes together with the facts permitting such redemption; (iv) if less than all outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed; (v) the place or places where the Notes are to be redeemed; and (vi) that interest on the Notes to be redeemed will cease to accrue on the Redemption Date.  Notwithstanding the foregoing provisions of this Section, if the Notes are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Notes at such time and in any manner permitted by such facility.  The applicable redemption price shall be paid prior to 12:00 noon, New York City time, on the Redemption Date or at such earlier time as the Company determines and specifies in the notice of redemption.  The Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the applicable redemption price of such Notes or any portion thereof which are to be redeemed on that date.

Section 3.03.                             Payment of Securities Called for Redemption.  If any notice of redemption has been given as provided in Section 3.02, the Notes or portion of the Notes with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price.  From and after such date, the Notes to be redeemed shall cease to bear interest.  If any Notes called for redemption shall not be so paid upon surrender thereof for redemption, the applicable redemption price with respect to such Notes shall, until paid, bear interest from the Redemption Date at the Coupon Rate.  On presentation and surrender of such Notes at a place of payment in said notice specified, the said securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price.  Upon presentation of any Notes redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, new Notes of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Notes so presented and having the same original issue date, Maturity Date and terms.  If a Registered Security in global form is so surrendered, such new Notes will also be a new Registered Security in global form.

Section 3.04.                             No Sinking Fund.  The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 4
OPTIONAL DEFERRAL OF INTEREST

Section 4.01.                             Optional Deferral of Interest.

(a)  So long as no Event of Default has occurred and is continuing under the Subordinated Indenture, the Company may elect at any time during the term of the Notes, and from time to time, to defer one or more payments of interest on such Notes (an “Optional Deferral” and any such deferred interest, “Optionally Deferred Interest” and such continuous period of Optional Deferral, an “Optional Deferral Period”) for up to ten years.  Optionally Deferred Interest will continue to accrue and compound semi-annually or quarterly, as applicable, on each Interest Payment Date, to the extent permitted by applicable law, at the applicable Coupon Rate.

(b)                                 Following the earlier of (i) the Fifth Deferral Anniversary or (ii) a payment, during an Optional Deferral Period, of current interest on the Notes, the provisions of Section 6.02 hereof will apply.  Additionally, during any Optional Deferral Period, the restrictions on payment by the Company and TCC of dividends and other distributions on Capital Stock and payments and purchases in respect of debt securities pursuant to Section 6.01 hereof will apply.  There is no limit on the number of Optional Deferral Periods that the Company may begin.

(c)                                  If the Company defers interest for a period of ten (10) consecutive years from the commencement of an Optional Deferral Period, the Company will be required to pay all accrued and unpaid interest (including Compounded Interest) at the conclusion of the 10-year period.  If the Company fails to pay in full all accrued and unpaid interest (including Compounded Interest) at the conclusion of the 10-year period, due to an Optional Deferral or otherwise, such failure continues for 30 days, an Event of Default will occur.

(d)                                 If the Company or TCC is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the surviving or resulting entity of the Business Combination or the Person to whom all or substantially all of the Company’s or TCC’s property or assets are conveyed, transferred or leased in such Business Combination is owned by the shareholders of the other party to the Business Combination, or

Continuing Directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity or Person to whom all or substantially all of the Company’s or TCC’s property or assets are conveyed, transferred or leased, then Section 6.02 hereof will not apply during the Optional Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of the Business Combination.

Section 4.02.                             Notices of Deferral.  The Company shall provide a notice of any Optional Deferral to the Trustee no more than sixty (60) and no fewer than fifteen (15) days prior to the relevant Interest Payment Date.  A notice of Optional Deferral, once given, will be irrevocable and the deferral of payments on the related Interest Payment Date will be considered an Optional Deferral.

ARTICLE 5
EVENTS OF DEFAULT

Section 5.01.                             Events of Default.

(a)  Section 5.1 of the Base Indenture is hereby amended and supplemented with respect to the Notes by deleting clauses (a), (c), (f) and (g) thereof and adding the following additional Events of Default, in each case for purposes of specifying Events of Default that gives a right to declare an acceleration of payment of the Notes:

(i)                                     default for thirty (30) calendar days in the payment of any interest on the Notes when it becomes due and payable (whether or not such payment is prohibited by Article 7 hereof); however, (i) if the Company has properly deferred the payment of interest in connection with an Optional Deferral Period, no Event of Default will be deemed to have occurred pursuant to this Section 5.01(a)(i), and (ii) if the Company has not provided a Notice of Deferral to holders of the Notes, the holders of the Notes will be entitled (in accordance with the provisions of this Subordinated Indenture) to institute an action against the Company for the interest then due and payable on the Notes but will not have the right to accelerate the payment of amounts due under the Notes; or

(ii)                                  any non-payment of interest, whether due to an Optional Deferral or otherwise, that continues for ten (10) consecutive years or extends beyond the Maturity Date of, or the Redemption Date for, the Notes, without all accrued and unpaid interest (including Compounded Interest) having been paid in full, which non-payment continues for thirty (30) days.

(b)                                 For the avoidance of doubt, Events of Default with respect to the Notes that give a right to declare an acceleration of payment of the Notes do not include failure to comply with or breach of the Company’s or TCC’s other covenants set forth in Article 6 hereof with respect to the Notes or a covenant set forth in the Base Indenture (an “Other Covenant Default”), including the covenant to sell APM Qualifying Securities through the Alternative Payment Mechanism to meet certain interest payment obligations.

(c)                                  Holders of the Notes may not themselves institute a proceeding against the Company on account of an Other Covenant Default unless the Trustee fails to institute such a proceeding.  However, the Holders of a majority in principal amount of the Notes may direct the

Trustee to bring such a proceeding if an Other Covenant Default continues for a period of sixty (60) days after delivery of written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of a majority in principal amount of the Notes (“Other Covenant Default Notice”), subject to the terms hereof.  Except with respect to the covenants contained in Article 3 of the Base Indenture, the Trustee shall not be required to take any action in case of an Other Covenant Default (other than to give notice of such default to the Holders of the Notes) unless so directed by the Holders of the Notes.  In the case of an Other Covenant Default resulting from the Company’s or TCC’s breach of the covenants contained in Article 3 of the Base Indenture, such Other Covenant Default, after its continuance for sixty (60) days after delivery of the Other Covenant Default Notice, will be treated as an Event of Default with respect to the Notes, and the Trustee will have all of the rights, duties and obligations, and the Holders of the Notes will have all of the rights, in respect of such Other Covenant Default as if such Other Covenant Default were such an Event of Default, except that there will be no right to accelerate the payment of the Notes.

(d)                                 Subject to the provisions of Section 5.01(c) hereof, as to Other Covenant Defaults, the provisions of Section 5.6 of the Base Indenture shall apply with respect to limitations on suits, proceedings and remedies by Holders of the Notes.

(e)                                  Within ninety (90) days after an Event of Default, the Trustee must give to the Holders of the Notes notice of all uncured and unwaived defaults by the Company known to it.  However, except in the case of default in payment or interest, the Trustee may withhold such notice if it determines that such withholding is in the interest of the Holders of the Notes.

ARTICLE 6
COVENANTS

Article 3 of the Base Indenture is hereby supplemented with respect to the Notes by the following additional covenants of the Company:

Section 6.01.                             Certain Restrictions During Optional Deferral Periods.

(a)  On any date on which accrued interest through the most recent Interest Payment Date has not been paid in full, whether because of an Optional Deferral, or otherwise (any such period of non payment of interest, a “Deferral Period”), the Company will not and will not permit any of its subsidiaries to, and subject to Section 12.06 TCC will not and will not permit any of its subsidiaries to:

(i)                                     declare or pay any dividends on, make distributions regarding, or redeem, repurchase, purchase, acquire or make a liquidation payment with respect to, any shares of Capital Stock of the Company or TCC; and

(ii)                                  make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank in right of payment equally with or junior to the Notes;

provided that the above restrictions do not apply to:

1.                                       any purchase, repurchase, redemption or other acquisition of shares of the Company’s or TCC’s Capital Stock in connection with:

(A)                              any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;
(B)                                the satisfaction of the Company’s or TCC’s obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the Deferral Period;
(C)                                a dividend reinvestment or shareholder purchase plan; or
(D)                               the issuance of the Company’s or TCC’s Capital Stock, or securities convertible into or exercisable for such Capital Stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period;

2.                                       any exchange, redemption or conversion of any class or series of the Company’s or TCC’s Capital Stock, or the Capital Stock of one of the Company’s or TCC’s Subsidiaries, for any other class or series of the Company’s or TCC’s Capital Stock, or of any class or series of the Company’s Indebtedness for any class or series of the Company’s or TCC’s Capital Stock;

3.                                       any purchase of fractional interests in shares of the Company’s or TCC’s Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the securities being converted or exchanged;

4.                                       any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, shares or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

5.                                       any dividend in the form of shares, warrants, options or other rights where the dividend shares or shares issuable upon exercise of such warrants, options or other rights is the same class of shares as that on which the dividend is being paid or ranks equally with or junior to such shares; or

6.                                       any payment of current or deferred interest on debt securities that rank in right of payment upon the Company’s liquidation on a parity with the Notes (including the Notes, “Pari Passu Securities”) that is made pro rata to the amounts due on such Pari Passu Securities (including the Notes); provided that such payments are made in accordance with Section 6.02(f) to the extent it applies, and any payments of deferred interest on Pari Passu Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Pari Passu Securities.

(b)                                 In addition, if any Deferral Period lasts longer than one year, neither the Company nor TCC will, and neither will permit any of its subsidiaries to, purchase, redeem or otherwise acquire any securities ranking junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle Optional Deferred Interest during the relevant Deferral Period until the first anniversary of the date on which all Optional Deferred Interest has been paid, subject to the exceptions listed in Section 6.01(a) hereof

(c)                                  If the Company or TCC is involved in a Business Combination where immediately after its consummation more than 50% of the voting stock of the surviving or resulting entity of the Business Combination or the Person to whom all or substantially all of the Company’s or TCC’s property or assets are conveyed, transferred or leased in such Business Combination is owned by the shareholders of the other party to the Business Combination, or Continuing Directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity or Person to whom all or substantially all of the Company’s or TCC’s property or assets are conveyed, transferred or leased, then Section 6.01(b) hereof will not apply to the Optional Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of the Business Combination.

Section 6.02.                             Obligation to Effect Certain Sales of APM Qualifying Securities; Alternative Payment Mechanism.

(a)  If any Optionally Deferred Interest is outstanding due to an Optional Deferral, commencing with the first to occur of:

(i)                                     the date that is five years after the first Interest Payment Date as of which the Company deferred payment of interest on the Notes, and for which Optionally Deferred Interest remains outstanding (the “Fifth Deferral Anniversary”), or

(ii)                                  a payment of current interest on the Notes (a “Current Interest Payment Date”),

the Company and TCC shall make Commercially Reasonable Efforts to effect sales of APM Qualifying Securities (which will include the Company’s Common Shares and Qualifying Warrants if the Company becomes Publicly Traded) in an amount that will generate sufficient net proceeds to enable the Company to pay all accrued and unpaid interest (including Compounded Interest) in full on the Notes (the “Alternative Payment Mechanism”), which obligation will continue until all unpaid interest (including Compounded Interest) has been paid in full; provided (i) that the obligation of the Company and TCC to make Commercially Reasonable Efforts to sell APM Qualifying Securities to satisfy the Company’s obligation to pay interest is subject to Market Disruption Events, is subject to the Common Share and Warrant Issuance Cap, to the Preferred Share Issuance Cap and to the Share Cap Amount, and does not apply if an Event of Default with respect to the Notes has occurred and is continuing and (ii) that TCC’s obligation to make Commercially Reasonable Efforts to sell APM Qualifying Securities to satisfy the Company’s obligation to pay interest is subject to Section 12.06 hereof.  If such efforts to sell APM Qualifying Securities are successful, the Company must pay Optionally Deferred Interest out of the net proceeds from the sale of such APM Qualifying Securities on the next succeeding Interest Payment Date following the Fifth Deferral Anniversary or the Current Interest Payment Date, as applicable, but the Company cannot pay such Optionally Deferred Interest from sources other than the net proceeds from the sale of such APM Qualifying Securities.

The net proceeds received by the Company and TCC from the issuance of APM Qualifying Securities (i) during the 180 days prior to any Interest Payment Date on which the Company is required to use the Alternative Payment Mechanism and (ii) designated by the Company or TCC at or before the time of such issuance as available to pay interest on the Notes will, at the time such proceeds are delivered to the Trustee to satisfy the relevant interest payment, be deemed to satisfy the Company’s obligations to pay interest on the Notes pursuant to the Alternative Payment Mechanism.  Any interest not so paid will continue to be treated as Optionally Deferred Interest and such interest will continue to accrue and compound as provided herein.  To the extent TCC raises such eligible proceeds with respect to a Deferral Period, TCC will be obligated to contribute to the Company within the relevant 180-day period specified in this paragraph, an amount of such proceeds equal to the lesser of (i) the aggregate eligible proceeds so raised and (ii) the aggregate accrued and unpaid Optionally Deferred Interest with respect to such Deferral Period, less the amount of any such eligible proceeds raised by the Company with respect to such deferral period (such obligation, the “Contribution Obligation”) and the Company will be obligated to confirm receipt of any such eligible proceeds from TCC pursuant to its Contribution Obligation.

(b)                                 Notwithstanding Section 6.02(a) hereof:

(i)                                     The Company and TCC shall be excused from their obligations under the Alternative Payment Mechanism in respect of any Interest Payment Date if the Company provides written certification to the Trustee (which the Trustee shall promptly forward upon receipt to each Holder of record of Notes) no more than fifteen (15) and no less than ten (10) Business Days in advance of such Interest Payment Date certifying that:

(A)                              a Market Disruption Event was existing after the immediately preceding Interest Payment Date; and
(B)                                either (x) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which that certification is provided, or (y) the Market Disruption Event continued for only part of such period, but the Company was unable after Commercially Reasonable Efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

(ii)                                  The Company and TCC shall not issue Qualifying Non-Cumulative Perpetual Preferred Shares to the extent that the net proceeds of any issuance of Qualifying Non-Cumulative Perpetual Preferred Shares applied to pay interest on the Notes pursuant to the Alternative Payment Mechanism, together with the net proceeds of all prior issuances of Qualifying Non-Cumulative Perpetual Preferred Shares so applied, would exceed 25% of the aggregate principal amount of the series of Notes initially issued under the Subordinated Indenture (the “Preferred Share Issuance Cap”).

(iii)                               The Company and TCC are not required to issue Common Shares or Qualifying Warrants to the extent that with respect to Optionally Deferred Interest attributable to the first five (5) years of any Optional Deferral Period (including

Compounded Interest thereon), the number of the Company’s or TCC’s Common Shares to be issued, as the case may be, and the number of Common Shares underlying any issuance of Qualifying Warrants applied to pay such interest, together with the number of Common Shares previously issued and the number of Common Shares underlying all prior issuances of Qualifying Warrants during such Optional Deferral Period so applied, would exceed two percent (2%) of the total number of the Company’s or TCC’s issued and outstanding Common Shares as of the date of the Company’s or TCC’s then most recent publicly available consolidated financial statements (the “Common Share and Warrant Issuance Cap”);

(iv)                              Once the Company or TCC reaches the Common Share and Warrant Issuance Cap, neither the Company nor TCC shall be required to issue more Common Shares or Qualifying Warrants under the Alternative Payment Mechanism with respect to Optionally Deferred Interest attributable to the first 5 years of any Optional Deferral Period (including Compounded Interest thereon) even if there is a subsequent increase in the number of the Company’s or TCC’s Common Shares outstanding.

(v)                                 The Common Share and Warrant Issuance Cap will cease to apply following the fifth anniversary of the commencement of any Optional Deferral Period, at which point the Company may only pay any Optionally Deferred Interest, regardless of the time at which it was deferred, using the Alternative Payment Mechanism, subject to the Preferred Share Issuance Cap, the Share Cap Amount and any Market Disruption Event.  If the Common Share and Warrant Issuance Cap has been reached during an Optional Deferral Period and the Company subsequently pays all Optionally Deferred Interest payments (and Compounded Interest amounts) prior to the fifth anniversary of such Optional Deferral Period, the Common Share and Warrant Issuance Cap will cease to apply, and will only apply again once the Company starts a new Optional Deferral Period.

(vi)                              The Preferred Share Issuance Cap will apply so long as the Notes remain outstanding and all proceeds of issuances of Qualifying Non-Cumulative Perpetual Preferred Shares used to pay Optionally Deferred Interest hereunder will count against such Preferred Share Issuance Cap.

(vii)                           So long as the Notes remain outstanding, neither the Company nor TCC shall issue Common Shares or Qualifying Warrants pursuant to the Alternative Payment Mechanism to the extent the total number of the Company’s or TCC’s Common Shares issued and the number of Common Shares underlying Qualifying Warrants issued by such issuer, together with the number of Common Shares previously issued by such issuer and the number of Common Shares underlying all Qualifying Warrants previously issued by such issuer pursuant to the Alternative Payment Mechanism, exceeds 75 million (the “Share Cap Amount”).  If the number of issued and outstanding Common Shares of the Company or TCC is changed into a different number of Common Shares of such issuer or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then such number will be correspondingly adjusted.  If the Share Cap Amount has been reached and it is not sufficient to allow the Company to raise sufficient proceeds to pay Optionally Deferred Interest in full, the Company and TCC will use commercially reasonable efforts to increase the Share Cap Amount (A) only to the extent that the Company and TCC can do so and simultaneously satisfy the Company’s and TCC’s future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in the Company’s or TCC’s Common Shares or (B) if the Company and TCC cannot increase the Share Cap Amount as contemplated in the preceding clause (A), by requesting the Company’s or TCC’s board of directors, as the case may be, to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of the Company’s or TCC’s authorized Common Shares for purposes of satisfying the Company’s obligations to pay Optionally Deferred Interest.

(c)                                  The Company may, without the consent of the Holders of the Notes, amend the definition of APM Qualifying Securities in Section 1.01(f) hereof to eliminate Common Shares or Qualifying Warrants (but not both) from the definition of APM Qualifying Securities if an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards becomes effective, which, as a result, causes the Company to believe that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Company’s or TCC’s earnings per share as calculated for financial reporting purposes.  In the event of such an amendment, the Company will promptly notify Holders of the Notes and the Trustee of such action.

(d)                                 Following the Fifth Deferral Anniversary or a Current Interest Payment Date, the Company and TCC shall apply the net proceeds received by it from sales of shares of APM Qualifying Securities to the payment of accrued and unpaid interest (including Compounded Interest), with net proceeds to be paid promptly after receipt until all accrued and unpaid interest (including Compounded Interest) amounts owing have been paid in full.

(e)                                  In the event that net proceeds received by the Company or TCC from one or more sales of shares of its APM Qualifying Securities following such Fifth Deferral Anniversary or the Current Interest Payment Date are not sufficient to satisfy the full interest amount, such net proceeds will be paid to the Holders of the Notes on a pro rata basis.

(f)                                    Any interest payment made pursuant to the provisions of this Section 6.02 will first be allocated to payment of the interest due on that Interest Payment Date.  Any payment of interest in excess of the amount of the interest due on that Interest Payment Date will be applied first against any then existing accrued and unpaid interest, in chronological order beginning with the earliest unpaid Interest Payment Date, and then against any accrued and unpaid Compounded Interest.  If the Company has outstanding at such time any debt securities ranking pari passu with the Notes under the terms of which the Company is obligated to sell APM Qualifying Securities and apply the net proceeds to payment of deferred interest on such Pari Passu Securities and the Company at such time is required to apply such proceeds to pay the deferred interest on such Pari Passu Securities, then on any date and for any period the amount of net proceeds received by the Company from such sales and available for payment of such deferred interest shall be applied to the Notes and such Pari Passu Securities on a pro rata basis.

Section 6.03.                             Payment of Expenses.  In connection with the offering, sale and issuance of the Notes, the Company, in its capacity as borrower with respect to the Notes, shall pay the compensation of the Trustee under the Subordinated Indenture in accordance with the provisions of Section 6.5 of the Base Indenture.

Section 6.04.                             Payment upon Resignation or Removal.  Upon termination of this First Supplemental Subordinated Indenture or the Base Indenture or the removal or resignation of the Trustee, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.

ARTICLE 7
SUBORDINATION

Article 13 of the Base Indenture shall be superseded by this Article 7 with respect to the Notes.

Section 7.01.                             Agreement to Subordinate.  The Company agrees, and each Holder by accepting any Notes agrees, that, unless otherwise specified pursuant to Section 3.01 hereof with respect to any series of Notes, the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 7, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness, without any act or notice of acceptance hereof or reliance hereon.

Section 7.02.                             Liquidation; Dissolution; Bankruptcy.  In the event of:

(a)                                  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property;

(b)                                 any proceeding for the liquidation, dissolution or other winding up of the Company voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

(c)                                  any assignment by the Company for the benefit of creditors; or

(d)                                 any other marshalling of the assets of the Company,

all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of the Notes.  In any such event, any payment or distribution, whether in cash, securities or other property, which would otherwise (but for the provisions of this Article 7) be payable or deliverable in respect of the Notes (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representatives, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full.

Payments on the Notes in the form of other securities of the Company or those of any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by the Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment, shall be paid or delivered directly to the holders of Senior Indebtedness and then, if any amounts remain, to the Holders of Notes.

Section 7.03.                             Default on Senior Indebtedness.  If (i) the Company defaults in the payment of any principal (or premium, if any) or interest on any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting any holder thereof to accelerate the maturity thereof and written notice of such event of default, requesting that payments on the Notes cease, is given to the Company by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the Notes or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of the Notes.  Nothing in Section 7.02 hereof or in this Section 7.03 shall apply to claims of or payments to, the Trustee under or pursuant to Section 6.03 hereof and Section 6.5 of the Base Indenture.

Section 7.04.                             When Distribution Must Be Paid Over.  Unless otherwise specified pursuant to Section 3.01 hereof with respect to any series of Notes, if a payment on account of or in respect of the Notes is made to the Trustee or any Holder at a time when a Responsible Officer of the Trustee or such Holder has actual knowledge that because of this Article 7 such payment should not have been made to it, the Trustee or such Holder who receives the payment shall hold it in trust for the benefit of, and, upon written request, shall pay it over to, the holders of Senior Indebtedness as their interests may appear, or their agents or representatives, for application to the payment of all principal, premium, if any, and interest then payable with respect to any Senior Indebtedness.

Section 7.05.                             Subrogation.  Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding.  After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders of the Notes shall be subrogated (equally and ratably with all other indebtedness as to which the right to receive payment is pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive any further payments that are applicable to Senior Indebtedness to the extent that payments or distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness, and such payments or distributions received by any Holder of Notes, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the Holders of Notes, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of Notes.  Upon any payment or distribution of assets of the Company referred to in this Article 7, the Trustee and the Holders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness with respect to the Securities of such series and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 7.

Section 7.06.                             Relative Rights.  This Article 7 defines the relative rights of Holders of Notes and holders of Senior Indebtedness.  Unless otherwise specified in Article 11 hereof or pursuant to Section 3.01 hereof with respect to any series of Notes, nothing in the Subordinated Indenture shall:

(a)                                  impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(b)                                 affect the relative rights of Holders other than their rights in relation to holders of Senior Indebtedness; or

(c)                                  prevent the Trustee or any Holder from exercising its available remedies upon a default, an Other Covenant Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

If the Company fails because of this Article 7 to pay principal of or interest on Notes on the due date, subject to Section 5.01 hereof, the failure is still, or after notice or lapse of time or both would become, an Event of Default.

Section 7.07.                             Rights of the Trustee; Holders of Senior Indebtedness.

(a)  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 7 in respect of any Senior Indebtedness with respect to the Notes at any time held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in this First Supplemental Subordinated Indenture or the Base Indenture shall deprive the Trustee of any of its rights as such holder.

(b)                                 With respect to the holders of Senior Indebtedness, with respect to the Securities of any series, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Article 7 subject to Article 8 hereof, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Subordinated Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duties to the holders of such Senior Indebtedness and, subject to the provisions of Section 6.1 of the Base Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Notes, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 7 or otherwise.

Nothing in this Article 7 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.03 hereof and Section 6.5 of the Base Indenture.

Section 7.08.                             Subordination May Not Be Impaired.  No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness constituting the Notes by any act or failure to act on the part of the Company.  The Senior Indebtedness will continue to be Senior Indebtedness and entitled to the benefits of this Article 7 irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

Section 7.09.                             Distribution   Upon any payment or distribution of assets of the Company referred to in this Article 7, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 7.

Section 7.10.                             Authorization to Effect Subordination.  Each Holder of Notes by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 7 (to the extent the same may be modified pursuant to Section 3.01 hereof with respect to any series of Notes), and appoints the Trustee his attorney-in-fact for any and all such purposes.

ARTICLE 8
NOTICE

Section 8.01.                             Notice by the Company.  Subject to Section 4.02 hereof, the Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of Article 7 hereof; provided that failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in Article 7 hereof.  Notwithstanding any of the provisions of the Base Indenture and this First Supplemental Subordinated Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of the Base Indenture or this First Supplemental Subordinated Indenture unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness with respect to the Notes from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Article 6 of the Base Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Article 8 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to, any Notes), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

The Trustee, subject to the provisions of Article 6 of the Base Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness with respect to the Securities of any series (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to Article 7, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Article 7, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

ARTICLE 9
FORM OF NOTES

Section 9.01.                             Form of Notes.  The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

(FORM OF FACE OF NOTE)

[IF THE NOTE IS TO BE A REGISTERED SECURITY IN GLOBAL FORM, INSERT - THIS NOTE IS A REGISTERED SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE SUBORDINATED INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SUBORDINATED INDENTURE, AND NO TRANSFER OF THIS NOTE MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR

REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

TRANSCANADA PIPELINES LIMITED

6.350% Junior Subordinated Notes due 2067

No. [•]	$[•] CUSIP No.89352HAC3

TRANSCANADA PIPELINES LIMITED, a Canadian corporation organized under the Canada Business Corporations Act (hereinafter called the “Company”, which term includes any successor corporation under the Subordinated Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [•] DOLLARS ($[•]) on May 15, 2067 (the “Maturity Date”).  Notwithstanding the preceding sentence, in the event that the Maturity Date is not a Business Day, then the Maturity Date will be the next succeeding day which is a Business Day, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Maturity Date to such next succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, then the Maturity Date will be the immediately preceding day which is a Business Day.  The Company further promises to pay interest on said principal sum from May 3, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.  From, and including, May 3, 2007 to, but excluding, May 15, 2017 or earlier Redemption Date (the “Fixed Rate Period”), the Notes will bear interest, accruing from the date of initial issuance, at the per annum rate of 6.350% (the “Fixed Rate”), payable (subject to the interest deferral provisions of the First Supplemental Subordinated Indenture) semi-annually in arrears on each Interest Payment Date in respect of an Interest Payment Period during the Fixed Rate Period.  From, and including May 15, 2017 to, but excluding, the Maturity Date or earlier Redemption Date (the “Floating Rate Period”), the Notes will bear interest at the per annum rate of 3-Month LIBOR plus a margin equal to 2.21% (the “Floating Rate”), payable (subject to the interest deferral provisions of the First Supplemental Subordinated Indenture) quarterly in arrears on each Interest Payment Date in respect of an Interest Payment Period during the Floating Rate Period.  “Interest Payment Date” means (i) up to, and including, May 15, 2017, each May 15 and November 15, commencing November 15, 2007; and (ii) after May 15, 2017, each February 15, May 15, August 15 and November 15, commencing August 15, 2017; provided that if any such day from, and including, May 15, 2017 is not a Business Day, then the Interest Payment Date shall be the immediately succeeding Business Day, except that if such Business Day is in the next succeeding calendar month, then such Interest Payment Date will be the immediately preceding Business Day. “Interest Payment Period” means the semi-annual or quarterly period, as applicable, from and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the first Interest Payment Period which shall be determined from, and including, the date of initial issuance of the Notes (subject to Section 2.01 of the First Supplemental Subordinated Indenture) to, but excluding, November 15, 2007.  The amount of interest payable on any Interest Payment Date or Redemption Date in respect of an Interest Payment Period during the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months and will include interest accrued from, and including, the last scheduled Interest Payment Date for which interest has been paid or duly provided for (or, if none, the issue date) to, but excluding, the scheduled Interest Payment Date or Redemption Date, as the case may be. Interest calculated for any period less than a 30-day month will be calculated based on the actual number of days elapsed in such month.  In the event that any Interest Payment Date during the Fixed Rate Period is not a Business Day, payment of the interest payable on such Interest Payment Date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay).  Interest payments during the Floating Rate Period will include accrued interest from and including the last date in respect of which interest has been duly paid or provided for to, but not including, the next succeeding Interest Payment Date, the Redemption Date or the Maturity Date, as the case may be.  The amount of interest payable will be computed on the basis of a 360-day year and the actual number of days elapsed in each quarterly Interest Payment Period.  All percentages resulting from any interest rate calculation will be rounded upward or downward, as appropriate, to the next higher or lower one-hundred-thousandth of a percentage point.  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Subordinated Indenture, be paid to the Person in whose name this Note is registered at the close of business on the day next preceding the Interest Payment Date; provided, that in the event the Notes will not continue to remain in book-entry form or are not in the form of a global certificate, the Company will have the right to select record dates, which will be at least one Business Day before an Interest Payment Date. The principal of (and premium, if any) and the interest (including Compounded Interest) on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in the United States, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security register.

The indebtedness evidenced by this Note is, to the extent provided in the Subordinated Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Subordinated Indenture with respect thereto.  Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.  Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Subordinated Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Subordinated Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:   May 3, 2007

TRANSCANADA PIPELINES LIMITED

By:
Name:
Title:

By:
Name:
Title:

Attest:

By:
Name:
Title:

This is one of the Notes referred to in the within mentioned Subordinated Indenture.

THE BANK OF NOVA SCOTIA TRUST
COMPANY OF NEW YORK, as Trustee

By:
Name:
Title:

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of November 30, 2000 (herein called the “Base Indenture”), between the Company and The Bank of Nova Scotia Trust Company of New York (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Subordinated Indenture, dated as of May 3, 2007 between the Company, TCC and the Trustee (the “First Supplemental Subordinated Indenture” and the Base Indenture as so supplemented, the “Subordinated Indenture”), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[•].

All terms used in this Note that are defined in the Subordinated Indenture shall have the meanings assigned to them in the Subordinated Indenture.

Notwithstanding the provisions of Article 12 of the Base Indenture, The Company shall have the right, at its option, to redeem the Notes for cash, in whole or in part, on and after May 15, 2017, at a cash redemption price equal to the Par Redemption Amount; provided that if the Notes are not redeemed in whole, at least $50,000,000 aggregate principal amount of the Notes (excluding any of the Notes held by the Company or any of its affiliates) shall remain outstanding after giving effect to such redemption.  Prior to May 15, 2017, the Company shall have the right, at its option, for any reason to redeem the Notes in whole or in part, at a cash redemption price equal to the greater of (x) the Par Redemption Amount and (y) the applicable Make-Whole Redemption Amount; provided that if the Notes are not redeemed in whole, at least $50,000,000 aggregate principal amount of the Notes (excluding any of the Notes held by the Company or any of its affiliates) shall remain outstanding after giving effect to such redemption.  Prior to May 15, 2017, the Company shall have the right, at its option, upon the occurrence of a Tax Event or a Rating Agency Event to redeem the Notes in whole, but not in part, at a cash redemption price equal to the greater of (x) the Par Redemption Amount and (y) the applicable Make-Whole Redemption Amount.  With respect to any redemption of Notes as a result of a Tax Event, the Redemption Date will be within 180 days following the occurrence of such Tax Event; provided, however, that if at that time the Company is able to eliminate, within the 180-day period, the Tax Event by taking some ministerial action (such as making an election or filing a form) that has no adverse effect on the Company or the Holders of the Notes, the Company will pursue such action in lieu of redemption.  The Company will have no right or obligation to redeem the Notes while pursuing such measure.

Any redemption will be made upon not less than fifteen (15) days nor more than sixty (60) days notice before the Redemption Date to the registered Holders of the Notes.  If the Notes are to be redeemed in part, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee that the Trustee shall deem fair and appropriate.  Any notice mailed as provided in the Subordinated Indenture shall be conclusively presumed to have been duly given, whether or not the holder of Notes receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of the Notes designated for redemption shall not affect the validity of the proceedings for the redemption of any other Notes.  Each such notice given to a holder of Notes shall state:  (1) the Redemption Date; (2) the applicable redemption price; (3) that the Notes are being redeemed pursuant to the Subordinated Indenture or the terms of the Notes together with the facts permitting such redemption; (4) if less than all outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed; (5) the place or places where the Notes are to be redeemed; and (6) that interest on the Notes to be redeemed will cease to accrue on the Redemption Date.  Notwithstanding the foregoing provisions of this paragraph, if the Notes are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Notes at such time and in any manner permitted by such facility.  The redemption price shall be paid prior to 12:00 noon, New York City time, on the Redemption Date or at such earlier time as the Company determines and specifies in the notice of redemption.  The Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the redemption price of such Notes or any portion thereof which are to be redeemed on that date.

If any notice of redemption has been given as provided in the Subordinated Indenture, the Notes or portion of the Notes with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price.  From and after such date, the Notes to be redeemed shall cease to bear interest.  If any Notes called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Notes shall, until paid, bear interest from the Redemption Date at the Coupon Rate.  On presentation and surrender of such Notes at a place of payment in said notice specified, the said securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price.  Upon presentation of any Notes redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, new Notes of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Notes so presented and having the same original issue date, Maturity Date and terms.  If a Registered Security in global form is so surrendered, such new Notes will also be a new Registered Security in global form.

The Notes are not entitled to the benefit of any sinking fund.

If an Event of Default with respect to Notes of this series for which the remedy of acceleration is available shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Subordinated Indenture.

The Subordinated Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in the Subordinated Indenture.

The Subordinated Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture.  The Subordinated Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Subordinated Indenture and certain past defaults under the Subordinated Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

So long as no Event of Default has occurred and is continuing under the Subordinated Indenture, the Company may elect at any time during the term of the Notes, and from time to time, to defer one or more payments of interest on such Notes (an “Optional Deferral” and any such deferred interest, “Optionally Deferred Interest” and such continuous period of Optional Deferral, an “Optional Deferral Period”) for up to ten years.  Optionally Deferred Interest will continue to accrue and compound semi-annually or quarterly, as applicable, on each Interest Payment Date, to the extent permitted by applicable law, at the applicable Coupon Rate.

Following the earlier of (i) the Fifth Deferral Anniversary or (ii) a payment, during an Optional Deferral Period, of current interest on the Notes, the Company and TCC (unless TCC’s obligations have been earlier terminated pursuant to Section 12.06 of the First Supplemental Subordinated Indenture) will be required to make Commercially Reasonable Efforts to sell APM Qualifying Securities and must pay Optionally Deferred Interest on the Notes only from the net proceeds of those sales.  Additionally, during any Optional Deferral Period, the restrictions on payment by the Company and TCC of dividends and other distributions on Capital Stock pursuant to Section 6.01 of the First Supplemental Subordinated Indenture will apply.  There is no limit on the number of Optional Deferral Periods that the Company may begin.

If the Company defers interest for a period of ten (10) consecutive years from the commencement of an Optional Deferral Period, the Company will be required to pay all accrued and unpaid interest (including Compounded Interest) at the conclusion of the 10-year period.  If the Company fails to pay in full all accrued and unpaid interest (including Compounded Interest) at the conclusion of the 10-year period, due to an Optional Deferral or otherwise, such failure continues for 30 days, an Event of Default will occur.

The Company shall provide a notice of any Optional Deferral to the Trustee no more than sixty (60) and no fewer than fifteen (15) days prior to the relevant Interest Payment Date.  A notice of Optional Deferral, once given, will be irrevocable and the deferral of payments on the related Interest Payment Date will be considered an Optional Deferral.

Each Holder of a Note, by such Holder’s acceptance thereof, agrees that upon any payment or distribution of assets to creditors of the Company upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or proceeding with respect to the Company, whether voluntary or not, such Holder shall not have a claim for, and no right to receive, accrued interest that is unpaid (including Compounded Interest thereon) and has not been settled through the application of the Alternative Payment Mechanism, to the extent that the aggregate amount of such interest (including Compounded Interest thereon) exceeds an amount corresponding to two years of accumulated and unpaid interest (including Compounded Interest thereon) on such Holder’s Notes, other than a claim to the Company’s remaining assets ranking equally with claims of holders of the Company’s Common Shares upon its liquidation with the Holders of the Notes being entitled to that portion of the remaining assets of the Company equal to the percentage that the principal amount of the Notes is of the aggregate of the fair market value of the Company’s Common Shares and the principal amount of the Notes as of the date of issuance of the Notes.

Except as provided in the immediately preceding paragraph and Article 11 of the First Supplemental Subordinated Indenture, no reference herein to the Subordinated Indenture and no provision of this Note or of the Subordinated Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Upon the exchange of any Notes in the form of a Registered Global Security for definitive Registered Securities, such Registered Global Security shall be cancelled by the Trustee or an agent of the Company or the Trustee.  The definitive Registered Securities issued in exchange for a Registered Global Security pursuant to Section 2.03 of the First Supplemental Subordinated Indenture shall be registered in such names and in denominations of $2,000 and integral multiples of $1,000 in excess thereof, bearing identical terms as the Registered Security they replace, as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee.  The Trustee or such agent shall deliver such definitive Registered Securities to or as directed by the Persons in whose names such definitive Registered Securities are so registered.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Subordinated Indenture, as the Notes surrendered upon such transfer or exchange.

Principal and interest on the Notes issued in the form of definitive Registered Securities will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security register.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Subordinated Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Company agrees and, by its acceptance of this Note or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Note agrees to treat this Note as indebtedness for Canadian and United States tax purposes.

THE SUBORDINATED INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

ARTICLE 10
ORIGINAL ISSUE OF NOTES

Section 10.01.                       Original Issue of Notes.  Notes in the aggregate principal amount not to exceed $1,000,000,000, except as provided in Section 2.01(b) hereof, may, upon execution of this First Supplemental Subordinated Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company as set forth in an Issuer Order, without any further action by the Company.  Notwithstanding the first sentence of Section 2.5 of the Base Indenture, the Notes shall be executed on behalf of the Company by the chairman or vice chairman of its Board of Directors or its president or vice president and by the treasurer, controller or secretary of the Company, under its corporate seal, which may, but need not, be attested.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE 11
LIMITATION ON CLAIMS

Section 11.01.                       Limitation on Claim for Deferred Interest.  Each Holder of a Note, by such Holder’s acceptance thereof, agrees that upon any payment or distribution of assets to creditors of the Company upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or proceeding with respect to the Company, whether voluntary or not, such Holder shall not have a claim for, and no right to receive, accrued interest that is unpaid (including Compounded Interest thereon) and has not been settled through the application of the Alternative Payment Mechanism, to the extent that the aggregate amount of such interest (including Compounded Interest thereon) exceeds an amount corresponding to two years of accumulated and unpaid interest (including Compounded Interest thereon) on such Holder’s Notes, other than a claim to the Company’s remaining assets ranking equally with claims of holders of the Company’s Common Shares upon its liquidation with the Holders of the Notes being entitled to that portion of the remaining assets of the Company equal to the percentage that the principal amount of the Notes is of the aggregate of the fair market value of the Company’s Common Shares and the principal amount of the Notes as of the date of issuance of the Notes.

ARTICLE 12
MISCELLANEOUS

Section 12.01.                       Ratification of Indenture.  The Base Indenture as supplemented by this First Supplemental Subordinated Indenture, is in all respects ratified and confirmed, and this First Supplemental Subordinated Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 12.02.                       Trustee Not Responsible for Recitals; Concerning the Calculation Agent.  The recitals herein contained are made by the Company or TCC not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Calculation Agent shall have all of the rights, immunities, and protections accorded the Trustee under the First Supplemental Subordinated Indenture.

Section 12.03.                       Governing Law.  This First Supplemental Subordinated Indenture and each Note shall be deemed to be a contract made under the laws of the State of

New York, and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within said State.

Section 12.04.                       Separability.  In case any one or more of the provisions contained in this First Supplemental Subordinated Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Subordinated Indenture or of the Notes, but this First Supplemental Subordinated Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 12.05.                       Counterparts.  This First Supplemental Subordinated Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 12.06.                       TransCanada Corporation.  TCC is a party to this First Supplemental Subordinated Indenture solely to the extent necessary to be bound under those provisions in which it is expressly named and, for the avoidance of doubt, shall not be bound by any other provision contained in this First Supplemental Subordinated Indenture.  Notwithstanding the previous sentence, all of TCC’s obligations described herein will automatically terminate and be of no further force and effect immediately following the date on which (i) TCC, together with its affiliates, ceases to own, directly or indirectly, securities constituting more than 50% of the Company’s outstanding voting stock or (ii) the Company has sold, leased or conveyed all or substantially all of its assets to another person not an affiliate of TCC in a transaction otherwise permitted under the Subordinated Indenture.

Section 12.07.                       Jury Trial Waiver.  EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUBORDINATED INDENTURE.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Subordinated Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

TRANSCANADA PIPELINES
LIMITED, as Issuer

		By:	/s/ Gregory A. Lohnes
Name: Gregory A. Lohnes
Title: Executive Vice-President and
Chief Financial Officer

By:	/s/ Donald M. Wishart	By:	/s/ G. Glenn Menuz
Name:	Donald M. Wishart		Name: G. Glenn Menuz
Title:	Executive Vice-President,
Operations and Engineering
Title: Vice-President and Controller

TRANSCANADA CORPORATION, with
respect to certain provisions

		By:	/s/ Gregory A. Lohnes
Name: Gregory A. Lohnes
Title: Executive Vice-President and
Chief Financial Officer

		By:	/s/ G. Glenn Menuz
Name: G. Glenn Menuz
Title:Title: Vice-President and Controller

THE BANK OF NOVA SCOTIA TRUST
COMPANY OF NEW YORK, as Trustee

		By:	/s/ Warren A. Goshine
Name: Warren A. Goshine
Title: Vice President

[Subordinated Indenture Signature Page]